UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 30, 2012

WAVE SYSTEMS CORP.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24752	13-3477246
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street, Lee, Massachusetts 01238

(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code (413) 243-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 30, 2012, Wave Systems Corp., a Delaware corporation (the “Company”), entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with MLV & Co. (“MLV”), pursuant to which the Company, from time to time, may issue and sell through MLV, acting as the Company’s sales agent, shares of the Company’s Class A common stock. The Company’s board of directors has authorized the issuance and sale of shares of the Company’s Class A common stock under the Sales Agreement for aggregate gross sales proceeds of up to $20,000,000. Offers and sales of Class A common stock under the Sales Agreement will be made pursuant the Company’s previously filed shelf registration statement on Form S-3 (File No. 333-175046), which was declared effective on July 22, 2011, and a prospectus supplement, dated January 30, 2012, and accompanying prospectus.  The shelf registration statement registered the offer and sale of up to $30,000,000 aggregate offering price of the Company’s Class A common stock and other securities; the maximum $20,000,000 covered under the Sales Agreement will be part of this $30,000,000.

Pursuant to the Sales Agreement, the sales, if any, of the Company’s Class A common stock will be made only by methods deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including without limitation sales made directly on the NASDAQ Capital Market, on any other existing trading market in the United States for the Company’s Class A common stock or to or through a market maker in the United States. Pursuant to the Sales Agreement, MLV may also sell the Company’s Class A common stock by any other method permitted by law and the rules and regulations of the NASDAQ Capital Market, including but not limited to in privately negotiated transactions, subject to prior written approval by the Company. MLV will act as the Company’s sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices.

Pursuant to the Sales Agreement, MLV will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds from the sale of shares of Class A common stock subject to the Sales Agreement. The Company has agreed to reimburse a portion of MLV’s expenses in connection with the offering of the Company’s Class A common stock under the Sales Agreement. The Company has also provided MLV with customary indemnification rights under the Sales Agreement.

The Sales Agreement will terminate upon the earlier of (i) the issuance and sale of all shares of our Class A common stock subject to the Sales Agreement, (ii) July 21, 2014 or (iii) the termination of the Sales Agreement as permitted therein. MLV may terminate the Sales Agreement in certain circumstances, including but not limited to the occurrence of a material adverse effect that, in MLV’s reasonable judgment, would materially impair its ability to market the Company’s Class A common stock. In addition, the Company or MLV may terminate the Sales Agreement at any time and for any reason upon 10 days prior notice to the other party.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed herewith as Exhibit 1.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

1.1	At Market Issuance Sales Agreement dated January 30, 2012 between Wave Systems Corp.. and MLV & Co. LLC *
5.1	Opinion of Willkie Farr & Gallagher LLP *
23.1	Consent of Brightman Almagor Zohar & Co., independent registered public accounting firm *
23.2	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1) *

*

Exhibits are hereby incorporated by reference as exhibits to the Company’s registration statement on Form S-3 (File No. 333-175046), which was filed with the Securities and Exchange Commission on June 21, 2011, and declared effective on July 22, 2011, pursuant to the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WAVE SYSTEMS CORP.

	By:	/s/ Gerard T. Feeney

Gerard T. Feeney

Chief Financial Officer

Dated: January 30, 2012